Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Torch Energy Advisors Incorporated

We consent to the incorporation by reference in the registration statements (No. 33-91236 and 33-91230) on Form S-8 and in the Form 8-K (dated April 9, 1997) of Bellwether Exploration Company of our report dated February 10, 1997, with respect to the statements of assets acquired (other than productive oil and gas properties) and liabilities of certain oil and gas property interests owned by Torch Energy Advisors Incorporated (Torch) and certain partnerships and other entities managed or sponsored by Torch (the Acquired Properties) as of December 31, 1995 and 1996, and the related statements of revenues and direct operating expenses for each of the years in the three-year period ended December 31, 1996, which report appears in the registration statement (No. 333-21813) on Form S-1 of Bellwether Exploration Company dated February 14, 1997, as amended March 14, 1997 and April 3, 1997.


Houston, Texas
April 22, 1997

                                          KPMG PEAT MARWICK LLP